Exhibit 99.1

News Release

For immediate release:

Contact:	Investors	Media
	Wayne Wasechek	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports First Quarter 2025 Results

SPOKANE, Wash., April 28, 2025 (BUSINESS WIRE) – PotlatchDeltic Corporation (Nasdaq: PCH) today reported net income of $25.8 million, or $0.33 per diluted share, on revenues of $268.3 million for the quarter ended March 31, 2025. Net loss was $0.3 million, or $0.00 per diluted share, on revenues of $228.1 million for the quarter ended March 31, 2024.

First Quarter 2025 Highlights

•
Generated Total Adjusted EBITDDA of $63.4 million and Total Adjusted EBITDDA margin of 23.6%
•
Waldo, Arkansas sawmill ramp-up complete; achieved targeted production metrics and run rate for annual nameplate capacity of 275 million board feet
•
Repurchased 93,100 shares for $4.1 million, or $45 per share
•
Maintained strong liquidity of $447 million as of March 31, 2025

"For the first quarter, we delivered solid operational results across all of our business segments despite the prevailing economic and trade policy uncertainties affecting the market," stated Eric Cremers, President and Chief Executive Officer. "Additionally, the modernization and expansion project at the Waldo, Arkansas sawmill has been completed three months ahead of schedule. This successful project is a valuable enhancement to our Waldo sawmill, significantly improving the competitiveness of the mill. Looking forward, while the broader macroeconomic environment remains unpredictable, our strong balance sheet, operational discipline, and prudent capital allocation strategy give us the flexibility to be opportunistic, positioning us well to deliver long-term value for our shareholders," stated Mr. Cremers.

Financial Highlights

($ in millions, except per share data)	Q1 2025	Q4 2024	Q1 2024
Revenues	$268.3	$258.1	$228.1
Net income (loss)	$25.8	$5.2	$(0.3)
Weighted-average shares outstanding, diluted (in thousands)	79,173	78,608	79,677
Net income (loss) per diluted share	$0.33	$0.07	$—

Adjusted Net Income (Loss)[1]	$26.2	$5.2	$(0.3)
Adjusted Net Income (Loss) Per Diluted Share[1]	$0.33	$0.07	$—

Total Adjusted EBITDDA[1]	$63.4	$53.3	$29.7
Total Adjusted EBITDDA Margin[1]	23.6%	20.7%	13.0%
Dividends per share	$0.45	$0.45	$0.45
Net cash from operations	$49.1	$45.4	$16.0
Cash and cash equivalents	$147.5	$151.6	$180.2

1 Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Diluted Share, Total Adjusted EBITDDA and Total Adjusted EBITDDA Margin are non-GAAP measures. Refer to "Non-GAAP Measures" and Non-GAAP Reconciliations below for more information and reconciliations to GAAP, where applicable.

Business Performance: Q1 2025 vs. Q4 2024

Timberlands

First Quarter 2025 Highlights

•
Timberlands Adjusted EBITDDA increased $8.4 million from Q4 2024
•
Northern harvest volumes increased due to favorable harvest conditions and contractor availability
•
Northern sawlog prices increased 9% primarily due to higher indexed and cedar sawlog prices
•
Southern sawlog prices declined primarily due to higher mix of smaller diameter logs
•
Forest management costs decreased due to seasonally lower activity

($ in millions)	Q1 2025	Q4 2024	$ Change
Timberlands Revenues	$102.5	$95.3	$7.2

Timberlands Adjusted EBITDDA[1]	$42.4	$34.0	$8.4

1 Refer to Segment Information below for additional information.

Wood Products

First Quarter 2025 Highlights

•
Wood Products Adjusted EBITDDA increased $2.9 million from Q4 2024
•
Average lumber price increased 2% to $454 per thousand board feet (MBF) in Q1 2025
•
Lower per-unit manufacturing costs primarily due to increased production at the Waldo, Arkansas sawmill
•
Log costs increased primarily due to higher indexed pricing in Idaho

($ in millions)	Q1 2025	Q4 2024	$ Change
Wood Products Revenues	$164.6	$160.3	$4.3

Wood Products Adjusted EBITDDA[1]	$11.7	$8.8	$2.9

1 Refer to Segment Information below for additional information.

Real Estate

First Quarter 2025 Highlights

•
Real Estate Adjusted EBITDDA increased $3.3 million from Q4 2024
•
Sold 7,043 acres of rural land at an average price of $3,303 per acre
•
Sold 11 residential lots at an average price of $112,745 per lot

($ in millions)	Q1 2025	Q4 2024	$ Change
Real Estate Revenues	$27.6	$25.1	$2.5

Real Estate Adjusted EBITDDA[1]	$22.7	$19.4	$3.3

1 Refer to Segment Information below for additional information.

Non-GAAP Measures

This press release includes certain financial measures that are not in accordance with accounting principles generally accepted in the United States (GAAP). Management believes that these non-GAAP measures, when read in conjunction with our GAAP financial statements, provide useful information to investors and other interested parties as described below. The presentation of these non-GAAP financial measures should be considered only as supplemental to, are not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may not be the same as or comparable to other similarly titled non-GAAP measures presented by other companies due to potential inconsistencies in methods of calculation.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share are non-GAAP measures that represent GAAP net income (loss) and GAAP net income (loss) per diluted share before certain items, net of tax, that management believes impact the ability to compare the performance of our business, either period-over-period or with other businesses.

Total Adjusted EBITDDA and Total Adjusted EBITDDA Margin are non-GAAP measures that remove the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis and can be used to evaluate the operational performance of assets under management.

We define Total Adjusted EBITDDA Margin as Total Adjusted EBITDDA divided by Revenues.

Reconciliations of Total Adjusted EBITDDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share to their most comparable GAAP measures are set forth in the accompanying “Non-GAAP Reconciliations” at the end of this release.

Conference Call Information

A live conference call and webcast will be held Tuesday, April 29, 2025, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-888-510-2008 for U.S./Canada and 1-646-960-0306 for international callers. Participants will be asked to provide conference I.D. number 7281983. Supplemental materials that will be discussed during the call are available on the above website.

A replay of the conference call will be available two hours following the call until May 6, 2025 by calling 1-800-770-2030 for U.S./Canada or 1-609-800-9909 for international callers. Callers must enter conference I.D. number 7281983 to access the replay.

About PotlatchDeltic

PotlatchDeltic Corporation (Nasdaq: PCH) is a leading Real Estate Investment Trust (REIT) with ownership of 2.1 million acres of timberlands in Alabama, Arkansas, Georgia, Idaho, Louisiana, Mississippi and South Carolina. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest management, is committed to corporate responsibility. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the company’s revenues, costs, expenses and liquidity; disciplined and opportunistic capital allocation strategy; expected improved competitiveness of the recently completed Waldo, Arkansas sawmill expansion and modernization project; and similar matters. Words such as “long term,” “looking forward,”

“will,” and similar expressions are intended to identify such forward-looking statements. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, such as changes in the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company’s lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in interest rates; credit availability and homebuyers’ ability to qualify for mortgages; availability of labor and developable land; changes in the level of construction and remodeling activity; changes in the U.S. and international economies and effects on our customers and suppliers, including the impact of recently announced increased tariffs on imports to the U.S. and potential retaliatory increases on exports by the U.S. and uncertainty regarding the timing and scope of such changes; duties and trade agreements involving wood products; currency fluctuation; changes in demand for our products and real estate; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; disruptions or inefficiencies in our supply chain and/or operations; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; fires at our facilities and on our timberland and other catastrophic events; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; transportation disruptions; share price; our ability to achieve the expected increases in competitiveness of our Waldo, Arkansas sawmill following the expansion and modernization project; our ability to participate in the natural climate solutions and forest carbon sequestration markets; the successful execution of the company’s strategic plans and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended
	March 31,	December 31,	March 31,
(in thousands, except per share amounts)	2025	2024	2024
Revenues	$268,260	$258,147	$228,127
Costs and expenses:
Cost of goods sold	220,405	223,483	212,160
Selling, general and administrative expenses	19,855	21,330	20,727
Environmental charge	490	—	—
	240,750	244,813	232,887
Operating income (loss)	27,510	13,334	(4,760)
Interest expense, net	(1,492)	(10,874)	282
Non-operating pension and other postretirement employee benefits	(351)	201	201
Other	(206)	1,767	(145)
Income (loss) before income taxes	25,461	4,428	(4,422)
Income taxes	344	766	4,117
Net income (loss)	$25,805	$5,194	$(305)

Net income (loss) per share:
Basic	$0.33	$0.07	$—
Diluted	$0.33	$0.07	$—
Dividends per share	$0.45	$0.45	$0.45
Weighted-average shares outstanding:
Basic	79,000	78,458	79,677
Diluted	79,173	78,608	79,677

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheets

Unaudited

(in thousands, except per share amounts)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$147,477	$151,551
Customer receivables, net	28,328	23,358
Inventories, net	81,285	82,926
Other current assets	37,757	41,295
Total current assets	294,847	299,130
Property, plant and equipment, net	402,003	408,913
Investment in real estate held for development and sale	52,537	50,809
Timber and timberlands, net	2,339,296	2,357,151
Intangible assets, net	13,416	13,861
Other long-term assets	153,092	175,579
Total assets	$3,255,191	$3,305,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$73,733	$95,628
Current portion of long-term debt	127,211	99,552
Current portion of pension and other postretirement employee benefits	5,098	5,098
Total current liabilities	206,042	200,278
Long-term debt	907,706	935,100
Pension and other postretirement employee benefits	76,521	76,272
Deferred tax liabilities, net	20,492	21,123
Other long-term obligations	34,537	35,000
Total liabilities	1,245,298	1,267,773
Commitments and contingencies
Stockholders' equity:
Common stock, $1 par value, 200,000 shares authorized, 78,695 and 78,684 shares issued and outstanding	78,695	78,684
Additional paid-in capital	2,317,934	2,315,176
Accumulated deficit	(484,120)	(470,331)
Accumulated other comprehensive income	97,384	114,141
Total stockholders’ equity	2,009,893	2,037,670
Total liabilities and stockholders' equity	$3,255,191	$3,305,443

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended
	March 31,	December 31,	March 31,
(in thousands)	2025	2024	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$25,805	$5,194	$(305)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion and amortization	25,786	26,729	30,802
Basis of real estate sold	9,867	13,348	4,092
Change in deferred taxes	(344)	(880)	(4,145)
Pension and other postretirement employee benefits	1,631	1,144	1,143
Equity-based compensation expense	2,759	2,542	2,560
Amortization related to redesignated forward-starting interest rate swaps	2,810	2,806	2,643
Interest received under swaps with other-than-insignificant financing element	(6,986)	(7,170)	(7,458)
Other, net	1,888	(271)	318
Change in working capital and operating-related activities, net	(9,259)	6,011	(13,252)
Real estate development expenditures	(3,326)	(2,783)	(1,135)
Funding of pension and other postretirement employee benefits	(1,580)	(1,262)	(914)
Proceeds from insurance recoveries	—	—	1,680
Net cash from operating activities	49,051	45,408	16,029

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment additions	(12,114)	(11,713)	(4,995)
Timberlands reforestation and roads	(7,339)	(5,474)	(7,874)
Acquisition of timber and timberlands	(83)	(38)	(31,438)
Interest received under swaps with other-than-insignificant financing element	6,579	6,700	6,938
Other, net	149	548	373
Net cash from investing activities	(12,808)	(9,977)	(36,996)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(35,435)	(35,408)	(35,779)
Repurchase of common stock	(3,922)	(7,604)	—
Proceeds from long-term debt	—	176,000	—
Repayment of long-term debt	—	(175,735)	—
Other, net	(1,043)	(2,090)	(792)
Net cash from financing activities	(40,400)	(44,837)	(36,571)
Change in cash, cash equivalents and restricted cash	(4,157)	(9,406)	(57,538)
Cash, cash equivalents and restricted cash, beginning	151,725	161,131	237,688
Cash, cash equivalents and restricted cash, ending[1]	$147,568	$151,725	$180,150

[1]

Includes $0.1 million, $0.2 million, and $0 at March 31, 2025, December 31, 2024, and March 31, 2024, respectively, that were or are intended to be reinvested in timber and timberlands and classified as restricted cash in Other current and long-term assets in the Condensed Consolidated Balance Sheets.

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three Months Ended
	March 31,	December 31,	March 31,
(in thousands)	2025	2024	2024
Revenues
Timberlands	$102,451	$95,285	$92,950
Wood Products	164,645	160,335	148,598
Real Estate	27,591	25,089	11,107
	294,687	280,709	252,655
Intersegment Timberlands revenues	(26,427)	(22,562)	(24,528)
Consolidated revenues	$268,260	$258,147	$228,127

Adjusted EBITDDA[1]
Timberlands	$42,370	$34,033	$34,748
Wood Products	11,640	8,871	(139)
Real Estate	22,757	19,364	6,228
Corporate	(12,148)	(12,441)	(12,665)
Eliminations and adjustments	(1,252)	3,476	1,550
Total Adjusted EBITDDA	63,367	53,303	29,722
Interest expense, net[2]	(1,492)	(10,874)	282
Depreciation, depletion and amortization	(25,404)	(26,347)	(30,395)
Basis of real estate sold	(9,867)	(13,348)	(4,092)
Environmental charge	(490)	—	—
Non-operating pension and other postretirement employee benefits	(351)	201	201
Gain (loss) on disposal of assets	(96)	(274)	5
Other	(206)	1,767	(145)
Income (loss) before income taxes	$25,461	$4,428	$(4,422)

Depreciation, depletion and amortization
Timberlands	$15,506	$16,562	$17,625
Wood Products	9,553	9,447	12,516
Real Estate	141	137	138
Corporate	204	201	116
	25,404	26,347	30,395
Bond discounts and deferred loan fees[2]	382	382	407
Total depreciation, depletion and amortization	$25,786	$26,729	$30,802

Basis of real estate sold
Real Estate	$9,868	$13,348	$4,094
Eliminations and adjustments	(1)	—	(2)
Total basis of real estate sold	$9,867	$13,348	$4,092

[1]	Management uses Adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of Total Adjusted EBITDDA in Non-GAAP Reconciliations.
[2]

Bond discounts, deferred loan fees, non-cash amortization related to redesignated forward swaps, and interest income are included in interest expense, net in the Condensed Consolidated Statements of Operations.

PotlatchDeltic Corporation

Non-GAAP Reconciliations

Unaudited

	Three Months Ended
	March 31,	December 31,	March 31,
(in thousands, except per share amounts)	2025	2024	2024
Total Adjusted EBITDDA[1]
Net income (loss) (GAAP)	$25,805	$5,194	$(305)
Interest expense, net	1,492	10,874	(282)
Income taxes	(344)	(766)	(4,117)
Depreciation, depletion and amortization	25,404	26,347	30,395
Basis of real estate sold	9,867	13,348	4,092
Environmental charge	490	—	—
Non-operating pension and other postretirement employee benefits	351	(201)	(201)
Loss (gain) on disposal of assets	96	274	(5)
Other	206	(1,767)	145
Total Adjusted EBITDDA	$63,367	$53,303	$29,722

Adjusted Net Income (Loss)[1]
Net income (loss) (GAAP)	$25,805	$5,194	$(305)
Special items after tax:
Environmental charge	368	—	—
Adjusted Net Income (Loss)	$26,173	$5,194	$(305)

Adjusted Net Income (Loss) Per Diluted Share[1]	$0.33	$0.07	$—

[1]	See "Non-GAAP Measures" for further details on management's use of these measures.